SECOND AMENDMENT AND MODIFICATION TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT AND MODIFICATION TO CREDIT AGREEMENT (the "Amendment") is made as of the 8th day of April, 1997, by and among SYSTEMS & COMPUTER TECHNOLOGY CORPORATION ("Company"), SCT SOFTWARE & RESOURCES MANAGEMENT CORPORATION ("Borrowing Subsidiary") (collectively, "Borrowers" and individually a "Borrower") and MELLON BANK, N.A. ("Bank").

                                      BACKGROUND

         A. By a Credit Agreement dated June 20, 1994, as amended by Amendment and Modification to Credit Agreement dated of even date (collectively, the "Credit Agreement"), by and among Bank and Borrowers, Bank agreed, inter alia, to extend to Borrowers a revolving credit facility in the principal amount of up to Twenty Million Dollars ($20,000,000.00) (the "Revolving Credit"), as further evidenced by that certain Promissory Note dated June 20, 1994 payable to Bank in the original principal amount of Twenty Million Dollars ($20,000,000.00) (the "Note").

         B. Borrowers have requested that Bank (i) permanently increase the maximum amount of the Revolving Credit to $30,000,000.00; and (ii) provide for a temporary increase in the Revolving Credit of $5,000,000.00 to a total of $35,000,000.00; all of which Bank is willing to do on the terms set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Credit Agreement.

         2.     PERMANENT INCREASE.

                (a) The definition of "Revolving Commitment" contained in
    Section 1.01 of the Credit Agreement is hereby amended to be "$30,000,000.00 plus the Temporary Increase until the Temporary Increase expires as provided in Section 2.01(a)(1) of the Credit Agreement."

                (b) The reference to "Twenty Million Dollars
    ($20,000,000.00)" contained in Section 2.01(a) of the Credit Agreement is hereby deleted and replaced with "Thirty Million Dollars
    ($30,000,000.00)".

         3. THE NOTE. The form of Note attached to the Credit Agreement as Exhibit "A" is hereby deleted and replaced with the form of Amended and Restated Note attached hereto as Exhibit "A" (the "Amended and Restated Note").

         4. TEMPORARY INCREASE. The following is hereby added to and made a part of the Credit Agreement as Section 2.01(a)(1) thereof:

                "2.01(a)(1) Temporary Increase in the Revolving Commitment.

                     Notwithstanding the limitation on the aggregate
                outstanding amount of the Revolving Loans contained in
                Section 2.01(a) above, subject to the other terms and conditions of this Agreement, the maximum amount of the Revolving Loans shall be increased by the principal amount of Five Million Dollars ($5,000,000.00) (the "Temporary Increase"). The Temporary Increase shall be available to Borrowers under the Revolving Commitment for a period (the "Redemption Period") commencing on April 9, 1997 and terminating upon the first to occur of (i) October 9, 1997; or (ii) the date of an advance under the Term Loan contemplated in that certain Commitment Letter dated March 20, 1997 from Bank to Borrowers. Borrowers shall use proceeds of the Temporary Increase solely to fund redemption payments by Borrowers on the Subordinated Indenture. Upon expiration of the Redemption Period, the Temporary Increase shall expire and the maximum amount available to Borrowers under the Revolving Loans shall automatically, without further action by or notice to or consent of Borrowers, reduce to Thirty Million Dollars ($30,000,000.00).

                     All sums advanced under the Temporary Increase shall be
                evidenced by Borrowers' joint and several promissory note in the principal amount of Five Million Dollars ($5,000,000.00) (the "Increase Note"), which shall be in the form attached hereto as Exhibit "A-I", with the blanks appropriately filled in. The entire outstanding principal amount of the Increase Note, and all accrued but unpaid interest thereon, shall be due and payable in full upon the expiration of the Redemption Period. Accrued interest on the Increase Note shall be payable at all times, at the rates and in the same manner as accrued interest on the Note, provided that Borrower may not select an As-offered Interest Period or an Interest Period for any Eurodollar Loan for sums advanced under the Temporary Increase if such As-offered Interest Period or Interest Period extends beyond the expiration of the Redemption Period. Until the expiration of the Redemption Period and except as provided in this Section 2.01(a)(1), advances shall be available under the Temporary Increase in the same manner and subject to the same limitations as advances under the original Revolving Commitment.

                     All Revolving Loans shall be made under the Note until
                the aggregate amount of outstanding advances thereunder equals Thirty Million Dollars ($30,000,000.00); thereafter, advances shall be made under the Increase Note in accordance with the foregoing. All principal payments actually received by Bank from Borrowers on Revolving Loans shall be applied as follows: (i) first, to repayment of all principal advanced and outstanding under the Increase Note, then (ii) to payment of principal advanced and outstanding under the Note.

                     Except to the extent necessary to avoid confusion or
                inconsistency with the terms of this Section 2.01(a)(1), all references in this Agreement and the other Loan Documents to the "Note" shall mean the Note and the Increase Note, collectively."

         5. USAGE FEE. Borrowers and Bank hereby clarify and confirm that until the Temporary Increase expires as provided in Section 2.01(a)(1) of the Credit Agreement, the commitment fee required under Section 2.01(d) of the Credit Agreement shall be calculated on 5/16 of 1% per annum of the unused portion of the $35,000,000.00 then available under the Revolving Commitment, payable quarterly as provided in Section 2.01(d). After the Temporary Increase expires, the commitment fee shall be calculated on 5/16 of 1% per annum of the unused portion of the $30,000,000.00 then available under the Revolving Commitment, subject to an increase to 3/8 of 1% per annum upon the occurrence of an Event of Default.

         6. DEFINED TERMS. Borrowers and Bank hereby agree that, except as necessary to avoid confusion or inconsistency with the terms of this Amendment or the other Loan Documents, all references in the Loan Documents to: (a) the "Note" shall include the Amended and Restated Note and the Increase Note executed pursuant to this Amendment, as each may hereafter be amended, and (b) "Loan Documents" includes, inter alia, this Amendment, the Amended and Restated Note and the Increase Note.

         7. ADDITIONAL DOCUMENTS. Borrowers shall execute and deliver to Bank, at Borrowers' sole cost and expense, (i) the Amended and Restated Promissory Note in the form of Exhibit "A" attached hereto; (ii) the Increase Note in the form of Exhibit "A-I" attached hereto; and (iii) any and all other documents, agreements, corporate resolution, searches, certificates and opinions as Bank shall request in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Bank herein or therein, each of which shall be in form and content applicable to Bank. At Borrowers' request, Bank has agreed to accept delivery of an opinion of Borrowers' and Guarantors' counsel on or before April 17, 1997. Borrowers agree that (i) such opinion shall be in form and content acceptable to Bank; and (ii) failure to deliver such opinion by the foregoing date shall, without further notice to or consent of Borrowers or Guarantors, constitute an Event of Default under the Credit Agreement and each of the other Loan Documents.

         8. SECURITY. Each Borrower acknowledges, confirms and agrees that the Revolving Commitment, as permanently and temporarily increased hereby, the Amended and Restated Note, the Increase Note and all other Debt owing by Borrowers, or either of them, to Bank are and shall continue to be secured by all rights and remedies securing the Revolving Commitment, including, without limitation, all the Guaranties and all rights and remedies granted to Bank in the Credit Agreement and/or the other Loan Documents, which Guaranties, rights and remedies are hereby reaffirmed and continued as security for the foregoing; and all of the Loan Documents are hereby amended to reflect the same.

         9. FURTHER ASSURANCES. Each Borrower covenants and agrees to execute and deliver to Bank or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms hereof, the Credit Agreement, as amended, or any of the other Loan Documents.

         10. FURTHER AGREEMENTS AND REPRESENTATIONS. Each Borrower does hereby:

                (a) ratify, confirm and acknowledge that the Credit Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

                (b) covenant and agree to perform all obligations of Borrowers contained herein, under the Amended and Restated Note, the Increase Note, and under the Credit Agreement, as amended, and the other Loan Documents;

                (c) acknowledge and agree that such Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Credit Agreement, as amended, or the other Loan Documents;

                (d) acknowledge and agree that except as previously disclosed to and consented to by Bank in writing, all representations and warranties of Borrowers contained in the Credit Agreement and/or the other Loan Documents are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

                (e) represent and warrant that no Event of Default or Potential Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

                (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Credit Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the guarantees, rights or remedies granted to the Bank therein, which guarantees, rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Bank under the Credit Agreement and the other Loan Documents, including, without limitation, this Amendment; and

                (g) acknowledge and agree that a Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Credit Agreement and each of the Loan Documents.

        11. BANK FEE, COSTS AND EXPENSES. Upon execution of this Amendment, Borrowers shall pay to Bank a fee in the amount of Fifty Thousand Dollars ($50,000.00), which fee is payable to Bank in consideration for Bank's agreement to permanently and temporarily increase the Revolving Commitment as provided herein, is fully earned on the date hereof and is non-refundable for any reason. Borrowers shall also pay to Bank all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

        12. INCONSISTENCIES. To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Credit Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Credit Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

        13. CONSTRUCTION. All references to the Credit Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

        14. NO WAIVER. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Credit Agreement or the other Loan Documents. Nothing contained herein constitutes an agreement or obligation by Bank to grant any further increases in the Revolving Commitment.

        15. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        16. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        17. HEADINGS. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                                  By:./s/ Eric Haskell
                                  Eric Haskell, Senior Vice President
    [CORPORATE SEAL]

                                  SCT SOFTWARE & RESOURCE MANAGEMENT
    CORPORATION

                                  By: /s/ Eric Haskell
                                  Eric Haskell, Senior Vice President
    [CORPORATE SEAL]


                                  MELLON BANK, N.A.

                                  By: /s/ Jacob E. Reiter
                                  Jacob E. Reiter, First Vice President




                              ACKNOWLEDGMENT AND CONSENT

         The undersigned Guarantors hereby acknowledge and consent to the foregoing Amendment and agree that (i) all sums advanced under the Amended and Restated Note and/or the Increase Note, each as referenced in the Amendment, constitute "Guarantied Obligations under the terms of their respective Subsidiary Guaranty Agreements dated June 20, 1994, (the "Guarantees"); and (ii) the foregoing Amendment shall not constitute a release or waiver of any of the obligations of the undersigned to the Bank under any of the Guarantees, all of which are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Acknowledgment and Consent, effective as of the date of the foregoing Agreement.








                             SCT UTILITY SYSTEMS, INC.

                             By: /s/ Eric Haskell
                             Name/Title: Sr. VP


                             SCT GOVERNMENT SYSTEMS, INC.
                             (formerly known as "SCT Public Sector, Inc.")

                             By: /s/ Eric Haskell
                             Name/Title: Sr. VP


                             SCT FINANCIAL CORPORATION

                             By: /s/ Eric Haskell
                             Name/Title: Sr. VP


                             SCT INTERNATIONAL LIMITED

                             By: /s/ Eric Haskell
                             Name/Title: Sr. VP


                             SCT PROPERTY, INC.

                             By: /s/ Eric Haskell
                             Name/Title: Sr. VP